UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:

[ ] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
14A-6(E)(2)

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

VENTIV HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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May 17, 2006

Dear Fellow Stockholder:

        You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Ventiv Health, Inc. (the "Company"), which will be held at 1180 Avenue of the Americas, 10th Floor (Times Square Conference Room), New York, NY 10036, on June 14, 2006 at 9:00 a.m., EST.

        Enclosed are the Notice of Annual Meeting, the Proxy Statement and the Company’s 2006 Annual Report. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning the Company of which you should be aware when you vote your shares.

        Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket.

        If you are unable to attend the Annual Meeting in person, you may listen to the proceedings through the Internet. To listen to the live webcast, please log on at www.inventivhealth.com in the "Investor Relations" section of the website. The webcast will begin at 9:00 a.m., EST, and will remain on the Company's website for one year. The webcast will permit stockholders to listen to the Annual Meeting but will not provide for the ability to vote or present any stockholder proposals.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by signing, dating and mailing the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy.

        On behalf of the Board of Directors and the employees of Ventiv Health, Inc., I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,
Eran Broshy
Chief Executive Officer

VENTIV HEALTH, INC.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2006

May 17, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Ventiv Health, Inc. (the "Company") to be held at 1180 Avenue of the Americas, 10th Floor (Times Square Conference Room), New York, NY 10036, on June 14, 2006 at 9:00 a.m., EST, for the following purposes:

1.	To elect eight (8) directors of the Company;

2.	To approve an amendment to the Company’s Certificate of Incorporation changing the name of the Company to inVentiv Health, Inc.

3.	To approve the Company’s 2006 Long-Term Incentive Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006; and

5.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on May 5, 2006 will be entitled to notice of, and to vote at, the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON YOUR PROXY CARD. AN ADMISSION CARD IS INCLUDED IF YOU ARE A STOCKHOLDER OF RECORD. IF YOUR SHARES ARE HELD IN STREET NAME, AN ADMISSION CARD IN THE FORM OF A LEGAL PROXY WILL BE SENT TO YOU BY YOUR BROKER. IF YOU DO NOT RECEIVE THE LEGAL PROXY IN TIME, YOU WILL BE ADMITTED TO THE ANNUAL MEETING BY SHOWING YOUR MOST RECENT BROKERAGE STATEMENT VERIFYING YOUR OWNERSHIP OF COMMON STOCK AS OF THE RECORD DATE.

By Order of the Board of Directors,

      John R. Emery
  Secretary

VENTIV HEALTH, INC.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2006

PROXY STATEMENT

GENERAL INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ventiv Health, Inc. (the “Company”) for use at the 2006 Annual Meeting of Stockholders to be held at 1180 Avenue of the Americas, 10th Floor (Times Square Conference Room), New York, NY 10036, on June 14, 2006 at 9:00 a.m., EST. The proposals to be acted upon are set forth in the accompanying Notice of Annual Meeting. Each proposal is described in more detail in this Proxy Statement.

This Proxy Statement and the enclosed proxy are first being mailed to the Company's stockholders on or about May 17, 2006. The Company is mailing its Annual Report to Stockholders for the year ended December 31, 2005, along with this Proxy Statement and the enclosed proxy. The 2005 Annual Report to Stockholders does not form any part of the materials for the solicitation of proxies.

Record Date, Share Ownership and Voting

      Stockholders of record at the close of business on May 5, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. At the Record Date, 29,157,678 shares of our Common Stock, par value $0.001 per share (“Common Stock”), were issued and outstanding. Each stockholder of record will be entitled to one vote for each share of Common Stock held of record as of the Record Date.

Stockholders of record as of the Record Date may vote in person at the Annual Meeting or by proxy using the enclosed proxy card. Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope whether or not they plan to attend the Annual Meeting to ensure that all votes are counted. As stated above, stockholders who have voted by proxy may still attend the Annual Meeting and vote in person.

If instructions are not given, proxies will be voted "FOR" election of each nominee for director named herein and each of the other proposals described herein. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. As a consequence of New York Stock Exchange (“NYSE”) regulations described below, shares held through a broker or other nominee that is a member organization of the NYSE will only be voted on Proposal 3 (approval of the Company’s 2006 Long-Term Incentive Plan) if the beneficial owner has provided specific voting instructions to the broker or other nominee holding such shares to vote such shares on that proposal.

Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Except for the matters discussed in this Proxy Statement and reflected in the proxy, management is not aware of any other matters which are likely to be brought before the Annual Meeting. If any such matters properly come before the Annual Meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

Under our by-laws, directors are elected by plurality, which means that the eight persons for whom the highest numbers of votes are cast will be elected as directors. Proposal 2 (approval of amendment of the Company’s certificate of incorporation changing name to inVentiv Health, Inc.) is subject to approval by a majority of the outstanding shares of the Company's common stock. Proposals 3 (approval of 2006 Long-Term Incentive Plan) and 4 (ratification of appointment of independent registered public accounting firm) are subject to approval by a majority of the votes cast with respect to the particular matter.

Quorum; Abstentions; Broker Non-Votes

Our Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes and abstentions are not counted toward votes cast and therefore have no effect on any proposal, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

The NYSE has issued regulations prohibiting brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner.

Revocability of Proxies

A stockholder who has given a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the Annual Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Ventiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, NJ, 08873, Attention: Corporate Secretary.

Costs of Proxy Solicitation; Means of Solicitation

The Company will pay the cost of all proxy solicitations. The Company has engaged The Altman Group to render proxy solicitation services at a cost of $7,000 plus out of pocket expenses and customary fees relating to the solicitation and receipt of proxies. Furthermore, officers and other employees of the Company and its subsidiaries may solicit proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone, telecopy and telegram. Officers and employees of the Company will not receive compensation for proxy solicitation services, which will be performed in addition to their regular duties.

The Company has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

NOMINEES FOR THE BOARD OF DIRECTORS

Biographical Information

The Board of Directors (the “Board”) has nominated the following eight incumbent directors for election to the Board: Eran Broshy, A. Clayton Perfall, Donald Conklin, John R. Harris, Per G.H. Lofberg, Mark E. Jennings, Terrell G. Herring and R. Blane Walter. Daniel M. Snyder, our Chairman and the ninth member of the Board, has determined to retire from the Board at the end of his current term; however, Mr. Snyder will assume the role of Chairman Emeritus upon his retirement. Eran Broshy is expected to assume the role of Chairman of the Board following the Company's 2006 annual shareholder meeting and will retain his current position as Chief Executive Officer of the Company.

If elected, each of the following nominees will serve for a one-year term expiring at the 2007 Annual Meeting or at the earlier of his resignation or removal. Certain additional information regarding each of the nominees, as of the Record Date, is set forth below.

Name and present position with the Company	Biography
Eran Broshy,
Director, Chief Executive Officer
Mr. Broshy, 47, has served as the chief executive officer and a director of the Company since it became a publicly-traded entity in September 1999, and has led the Company’s successful growth and expansion. Mr. Broshy brings over 20 years pharmaceutical and health care industry experience to the Company. Prior to joining the Company, Mr. Broshy spent 14 years with The Boston Consulting Group, a leading strategy consulting firm, serving from 1993 to 1998 as the partner responsible for the firm’s North American healthcare practice. From 1998 to 1999, Mr. Broshy served as president and chief executive officer of Coelacanth Corporation, a privately-held biotechnology company. Mr. Broshy is also a member of the Board of Directors of Neurogen Corporation.

A. Clayton Perfall,
Director
Mr. Perfall, 47, has been a director of the Company since the Company's separation from Snyder Communications, Inc. in September 1999. He currently serves as chief executive officer of AHL Services, Inc. a sales and marketing execution company serving primarily the automotive, retail, consumer products and financial services industries. Prior to taking this position in October 2001, Mr. Perfall served as chief executive officer of Convergence Holdings, Corp. Prior to taking this position in January 2001, Mr. Perfall served as the chief financial officer and a director of Snyder Communications, Inc. from 1996 to September 2000. Prior to joining Snyder Communications, Inc., Mr. Perfall spent fifteen years with Arthur Andersen LLP.

Donald R. Conklin,
Director
Mr. Conklin, 69, has been a director of the Company since September 1999. Prior to joining the Company's Board, Mr. Conklin worked for 39 years with Schering-Plough Corporation. He was president of the Worldwide Pharmaceutical Operations for nine years and concluded his career as chairman of the Health Care Products division for three years. Mr. Conklin is a member of the Board of Directors of Alfacell, Inc.

John R. Harris,
Director
Mr. Harris, 57, has been a director of the Company since May 2000. Mr. Harris previously spent 25 years with Electronic Data Systems, during which he held a variety of executive leadership positions including group executive and president of EDS's four strategic business units serving the telecommunications and media industries and later served as corporate vice president, marketing & strategy. Since leaving EDS in 1999, Mr. Harris has served as chairman and chief executive officer of Ztango, Inc., as chief executive officer and president of Exolink, as chief executive officer and president of Delinea Corporation, and most recently as chief executive officer of Seven Worldwide Inc., a digital content management company. Mr. Harris is a member of the Board of Directors of PTEK Holdings, Inc.

Per G.H. Lofberg,
Director
Mr. Lofberg, 58, has been a director of the Company since February 2005. Mr. Lofberg brings over 30 years pharmaceutical and health care industry experience to the Company. He is currently president and chief executive officer of Merck Capital Ventures, LLC, a position that he has held since 2000. From 1993-2000, Mr. Lofberg was chairman of Merck-Medco Managed Care, LLC, a wholly-owned subsidiary of Merck & Co., Inc. and the country’s largest provider of prescription drug benefit management services. Under his leadership, Merck-Medco grew from $3 billion to $23 billion in revenues. Mr. Lofberg joined Merck-Medco in 1988 as senior executive vice president, a member of the office of the president and a director. Before Merck-Medco, Mr. Lofberg was a partner at The Boston Consulting Group and oversaw the firm’s worldwide health care practice.

Name and present position with the Company	Biography
Mark E. Jennings,
Director
Mr. Jennings, 43, has been a director of the Company since February 2005. Mr. Jennings is the managing partner and co-founder of Generation Partners, a $325 million private investment firm focused on providing growth capital to companies primarily in the business and information services, communications and healthcare sectors. Prior to founding Generation in 1995, Mr. Jennings was a partner of Centre Partners, a private investment firm affiliated with Lazard Frères & Co. Mr. Jennings began his career at Goldman Sachs & Co. where he advised companies in the areas of financial strategy, public offerings, mergers & acquisitions and leveraged buyouts. Through Generation and predecessor firms, he has invested in more than 50 companies and has served as a director on 20 boards. Mr. Jennings is also the chairman of the Board of Trustees of Post University, Inc., a 115 year-old regionally-accredited University and is on the Board of Directors of the Spiritual Cinema Circle, a mult-faith organization dedicated to fitness that inspire, heal and transform.

Terrell G. Herring,
Director, President and Chief Executive Officer, inVentiv Commercial
Mr. Herring, 42, has been a director of the Company since October 2005. Mr. Herring has served as the president and chief executive officer of the Company's inVentiv Commercial division since October 2005. Since joining the Company in November 1999, Mr. Herring has held the positions of national business director, vice president and general manager, U. S. Sales, president and COO, Ventiv Pharma Services and president and COO, inVentiv Commerical. He has more than 18 years experience in pharmaceutical sales. Before joining Ventiv, Mr. Herring was the senior national sales director at Noven Pharmaceuticals where he focused on transdermal delivery and women's health marketing. He began his career at Ciba-Geigy Pharmaceuticals and Solvay Pharmaceuticals where he held various sales management, training, development, marketing, and operations positions.

R. Blane Walter,
Director, President and Chief Executive Officer, inVentiv Communications
Mr. Walter, 35, has been a director of the Company since October 2005. Mr. Walter has served as the president and chief executive officer of the Company's inVentiv Communications division since the acquisition of inChord Communications, Inc. (“inChord”) in October 2005. Mr. Walter joined inChord (then known as Gerbig, Snell/Weisheimer & Associates) as an account manager in 1994. In 1996, he became a partner and later purchased the company in 2000. Under his direction as chairman and chief executive officer, inChord became the largest privately-held healthcare communication company in the world, with affiliates throughout the world. Prior to inChord, Mr. Walter worked as a financial analyst in New York City for Smith Barney in mergers and acquisitions.

Functions and Meetings of the Board of Directors

Corporate Governance

Director Independence and Executive Sessions of Independent Directors.    The Board of Directors has determined that six of its nine  incumbent directors satisfy the director independence criteria adopted by the National Association of Securities Dealers, Inc. (the "NASD"). Daniel M. Synder, A. Clayton Perfall, Donald Conklin, John R. Harris, Per G.H. Lofberg and Mark E. Jennings were determined to be “independent” within the meaning of NASD Rule 4200(a)(15). Eran Broshy, who is the chief executive officer of the Company, and Terrell G. Herring and R. Blane Walter, who are executive officers of the Company, were not deemed independent. The Board has determined that its independent members will meet in executive session no less than two times per year in conjunction with regularly scheduled Board meetings.

Communicating with the Board of Directors.    The Board provides a process for stockholders to send communications to the Board or any individual director. Stockholders may send written communications to the Board or any director c/o Ventiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873.

Director Attendance at Annual Meetings. The Company has adopted a policy that strongly encourages, but does not require, directors to attend each Annual Meeting, subject to exigent or unforeseeable circumstances that may prevent such attendance. Six directors attended the Company’s 2005 Annual Meeting.

Code of Business Conduct and Ethics.    The Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The code can be accessed in the "Investor Relations—Corporate Governance" section of the Company’s website at www.inventivhealth.com. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and compliance with all applicable rules and regulations that apply to the Company and its officers and directors.

Board Meetings

The Board of Directors held seven meetings or teleconference calls during 2005. No director attended fewer than 75% of the aggregate of the total of Board and Committee meetings during the past year.

Committees of the Board

Audit Committee

The Audit Committee is comprised of Messrs. Perfall (Chairman), Conklin and Harris. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as the audits of the financial statements of the Company. See “Report of Audit Committee” below. The Audit Committee charter can be accessed in the "Investor Relations—Corporate Governance" section of the Company’s website at www.inventivhealth.com. The Board has determined that all members of the Audit Committee are independent directors, and otherwise satisfy the requirements for service on the Audit Committee, under the rules of the Securities and Exchange Commission (the “SEC”) and the NASD. The Board has determined that Mr. Perfall qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee held seven meetings in 2005.

Compensation Committee

The Compensation Committee is comprised of Messrs. Lofberg (Chairman) and Conklin. The Compensation Committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of the Company’s officers and employees. See “Compensation Committee Report on Executive Compensation” below. The Compensation Committee charter can be accessed in the "Investor Relations—Corporate Governance" section of the Company’s website at www.inventivhealth.com. The Board has determined that each member of the Compensation Committee is an independent director under the rules of the NASD. The Compensation Committee held six meetings in 2005.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Conklin (Chairman), Harris and Jennings. The responsibilities of the Nominating and Corporate Governance Committee include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Nominating and Corporate Governance Committee charter can be accessed in the "Investor Relations—Corporate Governance" section of the Company’s website at www.inventivhealth.com. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director under the rules of the NASD. The Nominating and Corporate Governance held two meetings in 2005.

Board Criteria and Director Nomination Procedures.    The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements; having expertise and experience in an area pertinent to the Company’s business; having the time to provide and being effective in provide advice and guidance to the Company based on that expertise and experience, free of any recurrent conflict of interest; having reputations, both personal and professional, consistent with the image and reputation of the Company; and being of the highest ethical character. No candidate may be selected if the election of such candidate as part of a slate to be recommended to the Board would cause the Board of Directors to consist of less than a majority of directors who are “independent” under the rules of the NASD. In addition, at least one director willing to chair the Audit Committee should have the knowledge, credentials and experience sufficient to satisfy the definition of an “audit committee financial expert” as defined in the rules of the SEC. The Nominating and Corporate Governance Committee believes that one or more directors should have a substantial background in marketing services, contract sales or related fields. These guidelines may be supplemented or varied by the Committee as appropriate. The Board of Directors may also establish or recommend criteria for the election of nominees.

The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees is as follows:

In determining whether to recommend an incumbent director for renomination in connection with a stockholder meeting, the Committee will review such director’s overall service to the Company during the term of his or her service, including the number of meetings attended, level of participation, quality of performance, and any circumstances that have presented or are expected to present a conflict of interest on the part of the director with the Company. In general, other than in cases of death or disability or pending or actual resignation or removal, no specific effort will be initiated to fill the position of an incumbent director unless and until such time as the full Board of Directors, upon recommendation of the Committee, has determined that such director will not be renominated.

New candidates for the Board of Directors will be considered by the Nominating Committee when the need to add a new Board Member or to fill a vacancy is identified. In addition, the Committee will on a regular basis consider appropriate potential candidates for nomination as Board members. The Committee will consider the criteria describe above and all other factors it considers relevant in selecting nominees. When a determination has been made that the Committee should recommend a nominee for election by the stockholders or to fill a vacancy, the Chairman of the Committee will initiate a search, seeking input from other members of the Committee, other Board members and senior management, and may, with the concurrence of the Committee, hire a search firm to assist in identifying candidates. The Committee generally will examine biographical and other written information regarding candidates and discuss the candidates and select from the candidates presented those it wishes to interview. When the interviews have been concluded, the Committee will make a recommendation to the Board for each open position.

The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director. All bona fide shareholder-recommended candidates will be considered on the same basis as other candidates. Any such nominations should be submitted to the Chairman of the Nominating and Corporate Governance Committee, c/o Ventiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873, and should include the following: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); (b) whether the candidate qualifies as “independent” under NASD rules and for service on the Audit Committee under SEC rules; (c) the name and address of the recommending shareholder, as they appear on the Corporation’s books, and of any beneficial owner on whose behalf the recommendation is made; (d) the class and number of shares of the Company that are beneficially owned and held of record by such shareholder and any such beneficial owner; (e) information regarding whether the recommending shareholder, beneficial owner or candidate or their affiliates have any plans or proposals for the Company; and (f) whether the recommending shareholder, beneficial owner or candidate seeks to use the nomination to redress personal claims or grievances against the Company or to further personal interests or special interests not shared by shareholders at large.

Two of the nominees for the Board of Directors, Mr. Herring and Mr. Walter, are incumbent directors who were appointed to the Board of Directors to fill vacancies that arose subsequent to the 2005 Annual Meeting of Stockholders as a result of increases in the size of the Board of Directors. Both of these candidates are key executive officers of the Company and were recommended by our chief executive officer. The Company did not retain a search firm for the purpose of identifying director candidates with respect to these vacancies, although it has engaged search firms in the past to identify director candidates.

Compensation of Directors

All non-management directors receive compensation of $35,000 per year plus $1,000 for attendance at each Board of Directors or Board Committee meeting, other than telephonic meetings. In addition, Board Committee Chairpersons receive additional annual compensation in the following amounts: Daniel M. Snyder (Chairman of the Board) - $15,000, A. Clayton Perfall (Chairman of the Audit Committee) - $25,000, and Per G.H. Lofberg (Chairman of the Compensation Committee, who cannot receive equity compensation pursuant to his current employment agreement with Merck Capital Ventures, LLC, his principal employer) - $90,000. Eran Broshy, Terrell G. Herring and R. Blane Walter are not additionally compensated for attending Board meetings.

Option and restricted stock award grants for non-management directors are determined by the Compensation Committee from time to time. No options were granted to directors during 2005. Non-management members of the Board of Directors received the following restricted stock awards during 2005:

	Date	Number of Restricted Stock Awards

Daniel M. Snyder	June 2005	20,000

A. Clayton Perfall	June 2005	20,000

Donald Conklin	June 2005	20,000

John R. Harris	June 2005	20,000

Mark E. Jennings	June 2005(1)	20,000

(1) On June 15, 2005, Mr. Jennings agreed to surrender for cancellation the 25,000 options granted to Mr. Jennings on February 9, 2005.

Non-management directors’ 2005 restricted stock awards vest at a rate of 25% per year on the anniversary of the grant date.

BENEFICIAL OWNERSHIP OF SECURITIES AND RELATED MATTERS

The following table sets forth certain information, to our knowledge, as of the Record Date (except as otherwise noted), with respect to the beneficial ownership of the Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director, (iii) each of our executive officers named in the Summary Compensation Table under "Executive Compensation," and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned. The number of shares beneficially owned by each person or group as of the Record Date includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after the Record Date, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after the Record Date.

Name and Address of Beneficial Owner (1)	Number of Shares and Nature of Beneficial Ownership	Percent of Class (2)

Daniel M. Snyder (3)(4)	1,320,001	4.5%
A. Clayton Perfall (5)	120,000	*
Don Conklin (6)	100,000	*
John R. Harris	20,000	*
Mark E. Jennings (7)	30,000	*
Per G.H. Lofberg	--	--
Eran Broshy (8)	503,012	1.7%
John R. Emery (9)	78,056	*
Terrell G. Herring (10)	46,310	*
R. Blane Walter	416,180	1.4%
All directors and executive officers as a group (10 persons)	2,633,559	9.0%

* Denotes less than 1%.
(1)	Except as noted, the address for each such beneficial owner is c/o inVentiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873
(2)
Percentage ownership is calculated by dividing the number of shares beneficially owned by each person or group listed in the table by the sum of the 29,157,678 shares of Common Stock outstanding on the Record Date plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after the Record Date.

(3)	Includes 300,000 shares of Common Stock issuable upon exercise of options. The address for Daniel M. Snyder is 21300 Redskin Park Drive, Ashburn, Virginia 20147.
(4)
Mr. Snyder holds interests in three private investment companies ("Private Funds") to which shares of our capital stock or our predecessor, Snyder Communications, Inc., were contributed in exchange for interests in the Private Funds.  Under certain circumstances (principally at the discretion of the Private Funds), Mr. Snyder may receive shares of Common Stock held by the Private Funds in satisfaction of redemption rights.  No such shares have been included in Mr. Snyder's beneficial ownership of Common Stock set forth in the above table.

(5)	Includes 100,000 shares of Common Stock issuable upon exercise of options.
(6)	Includes 70,000 shares of Common Stock issuable upon exercise of options.
(7)	Includes 10,000 shares purchased in the open market prior to election to the Board of Directors.
(8)
Includes 421,438 shares of Common Stock issuable upon exercise of options. In addition, Mr. Broshy holds an interest in a Private Fund to which shares of our common stock were contributed in exchange for such interest. Under certain circumstances, Mr. Broshy may receive shares of common stock held by the Private Fund in satisfaction of redemption rights. No such shares have been included in Mr. Broshy's beneficial ownership of common stock set forth in the above table.

(9)	Includes 70,000 shares of Common Stock issuable upon exercise of options.
(10)	Includes 13,750 shares of Common Stock issuable upon exercise of options.

For additional information concerning the Company’s equity compensation plans, see Proposal No. 3.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market System. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of our Common Stock and other equity securities. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based upon a review of the copies of such forms furnished to us and written representations from and communications with our executive officers, directors and greater than ten percent (10%) beneficial stockholders, we believe that during 2005, all transactions were timely reported except as set forth below. To our knowledge, all forms relating to transactions during 2005 have been timely filed.

COMPENSATION AND OTHER INFORMATION
CONCERNING EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information concerning our current executive officers:

Name	Age	Positions with Company
Eran Broshy	47	Chief Executive Officer and Director
John R. Emery	49	Chief Financial Officer and Secretary
Terrell G. Herring	42	President and Chief Executive Officer, inVentiv Commercial, and Director
R. Blane Walter	35	President and Chief Executive Officer, inVentiv Communications, and Director

Eran Broshy - please refer to the section entitled “Board of Directors” for a discussion of Mr. Broshy.

John R. Emery - Mr. Emery has served as the chief financial officer of the Company since August 2001. Prior to that time, Mr. Emery was chief financial officer of MedQuist Inc. During his tenure at MedQuist, revenues increased nearly five-fold and market capitalization increased from approximately $200 million to $1.5 billion. During this period MedQuist also completed a $230 million acquisition of its largest competitor, acquired 20 smaller competitors and sold a 65% equity stake in the company to Philips Electronics for $1.2 billion. Prior to joining MedQuist, Mr. Emery held the positions of chief financial officer and senior vice president of operations at Integra LifeSciences Corporation.

Terrell G. Herring - please refer to the section entitled “Board of Directors” for a discussion of Mr. Herring.

R. Blane Walter - please refer to the section entitled “Board of Directors” for a discussion of Mr. Walter.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned for each of the last three completed fiscal years by (i) the person who served as our chief executive officer during the last completed fiscal year and (ii) each of our officers other than our chief executive officer who was serving as an executive officer at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position(s)	Year	Salary	Bonus (1)	Restricted Stock Award(s)($) (2)	Securities Underlying Options	All Other Compensation (3)
Eran Broshy Chief Executive Officer Ventiv Health, Inc.	2005	$535,137	$600,000 (4), (5)	--	--	$3,500
	2004	$519,841	$919,841	--	200,000	$3,250
	2003	$504,587	$600,000	--	55,000	$3,000

John R. Emery Chief Financial Officer Ventiv Health, Inc.	2005	$ 308,827	$277,945 (5)	$50,006	--	--
	2004	$300,000	$370,000	--	100,000	--
	2003	$291,779	$229,103	--	15,000	--

Terrell G. Herring President and Chief Executive Officer inVentiv Commercial	2005	$345,000	$345,000 (5)	$102,480	--	$4,235
	2004	$304,615	$429,615	$175,009	150,000	$2,939
	2003	$291,187	$410,098	$84,500	20,000	$3,000

R. Blane Walter (6) President and Chief Executive Officer inVentiv Communications	2005	$104,192	$14,565	--	--	--

(1)	Bonuses to executive officers (including any discretionary component thereof) are disclosed for the year with respect to which they are awarded whether paid in that year or in a subsequent year.

(2)
In January 2005, the Company granted Mr. Emery 2,431 shares of restricted Common Stock, one-third of which vested on January 1, 2006 and two-thirds will vest on January 1, 2007. The restricted stock agreements for these grants prohibit Mr. Emery from transferring any of his restricted shares during the vesting period.

In December 2003, the Company granted Mr. Herring 10,000 shares of restricted Common Stock, which are fully vested. In December 2004, the Company granted Mr. Herring 10,122 shares of restricted Common Stock, one-third of which vested on January 1, 2006 and two-thirds will vest on January 1, 2007. In March 2005, the Company granted Mr. Herring 4,000 shares of restricted Common Stock, which vest equally on the first three anniversaries of the date of grant. The restricted stock agreements for these grants prohibit Mr. Herring from transferring any of his restricted shares during the respective vesting periods.

Dividends will be paid on shares of restricted stock granted to the Company’s executive officers if dividends are paid on the Company’s capital stock. The Company has never paid dividends and has no plan to do so in the foreseeable future.

As of December 31, 2005 Mr. Herring held a total of 14,122 shares of restricted (unvested) stock having a value of $277,489 and Mr. Emery held a total of 2,431 shares of restricted (unvested) stock having a value of $50,006. No other named executive officer held unvested shares of restricted stock as of December 31, 2005.

(3)	Represents matching contributions made by us under our 401(k) savings plan and, with respect to Mr. Herring, $785 in premiums paid to purchase life insurance for his benefit.

(4)
Of the bonus of $600,000 awarded to Mr. Broshy to date with respect to 2005, Mr. Broshy elected to defer approximately $450,000 in accordance with the Ventiv Health, Inc. Deferred Compensation Plan (the "NQDC Plan"). Of the total bonus of $919,841 awarded to Mr. Broshy with respect to 2004, Mr. Broshy elected to defer approximately $389,881 in accordance with the NQDC Plan.

(5)	Does not include discretionary bonuses, if any, that may be awarded after the date of this report with respect to 2005.

(6)
Mr. Walter joined the Company in October 2005, a subsequent to of the acquisition of inChord. Prior to joining the Company, Mr. Walter served as the Chief Executive Officer of inChord. Pursuant to Mr. Walter’s employment agreement, he is entitled to receive an annual salary of $387,000.

Option Grants in Fiscal 2005

There were no options granted in 2005 to the executive officers.

Aggregated Option Exercises in Fiscal 2005 and Year-End Option Values

The following table sets forth information with respect to options exercised during fiscal 2005 to the individuals named in the Summary Compensation Table pursuant to the Company’s 1999 Stock Incentive Plan.

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised in-the-money Options/SARs Fiscal Year End Exercisable/ Unexercisable
Eran Broshy	400,000	$7,960,317	421,438/57,500	$5,828,653 / $1,076,550
John R. Emery	103,750	1,734,014	70,000/77,500	$536,900/ $1,534,750
Terrell G. Herring	85,750	1,387,587	--/156,250	$--/ $1,746,513

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

 The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The basic responsibilities of the Compensation Committee are to review the performance of Company management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all compensation, equity and employee benefit plans and programs.

In an effort to enhance corporate governance and clarify the role of the Compensation Committee with respect to carrying out the foregoing responsibilities, the Board of Directors has adopted a Compensation Committee Charter. The Charter provides that the Compensation Committee must consist of at least two directors who are “non-employee directors” within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, as amended, and “independent” within the meaning of applicable NASDAQ rules and interpretations.

Executive Officer Compensation

The Committee seeks to establish competitive levels of cash and long-term incentive compensation and to structure an overall compensation package that recognizes and rewards executive officers for current year performance, motivates executive officers to achieve specified performance targets on an annual basis and align the interests of executive officers with the long-term interests of the Company's stockholders.

During 2005, the Committee received support and input from a compensation consultant, Frederic W. Cook & Co., Inc., in determining its approach to executive officer compensation for 2005 and beyond. The Committee reviewed, among other things, analyses of cash compensation, long-term incentive compensation and total compensation for the Company’s executive officers and for executive officers at a peer group of companies in order to assess whether compensation was being maintained at competitive levels and was appropriately structured to achieve retention objectives and alignment with stockholder interests. In conducting this review, the Committee sought to establish executive compensation at approximately the 25th percentile of peer group compensation. In conjunction with its review, the Committee engaged in an iterative process with the Chief Executive Officer to consider and refine various proposals responsive to the analytical findings of the Company’s compensation consultant.

Cash Compensation.  All of the Company's executive officers have employment agreements that establish a base salary, subject to such increases as may be approved by the Company. See "Executive Compensation--Executive Employment Contracts." In determining whether to increase each officer’s base salary with respect to 2006, the Committee considered the position, level and scope of responsibility of the officer and the performance of the Company during 2005, as well as cost-of-living benchmarks.

Annual Bonus. Cash bonuses are awarded annually to the Company’s executive officers pursuant to a cash bonus plan (the “Cash Bonus Plan”). The Cash Bonus Plan establishes a bonus range of 0 to 100% of base salary for the Company’s executive officers and provides for the payment of a target bonus at the midpoint of this range based 70% on the achievement of budgeted EBIT targets, which are determined annually by the Board of Directors, and a 30% discretionary component based on individual performance. The Cash Bonus Plan provides for bonus payments in excess of the bonus range at the discretion of the Committee, which historically the Committee has based on substantial performance achievement beyond budgeted financial targets.

A portion of the bonuses under the Cash Bonus Plan for 2005 was awarded and paid during 2005. It is anticipated that additional bonus compensation with respect to 2005 may be awarded in mid-2006 in recognition of the fact that budgeted financial targets were substantially exceeded for 2005. The form and amount of this additional bonus compensation has not been determined as of the date of this report. The Compensation Committee's practice is to finalize bonus determinations after completion of the Company's year-end audit.

Equity-Based Incentive Awards.    The goal of the Company’s long-term, equity-based incentive awards is to align the interests of executive officers with shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of the long-term, equity-based incentives according to each executive’s position within the Company and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition, the Committee takes into account an individual’s performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual’s position and level of contribution. The relative weight given to each of these factors varies among individuals at the Committee’s discretion.

During 2005, the Committee determined to modify its practice of making long-term, equity-based incentive awards to executives on an ad hoc basis and instead to award annual grants, which are anticipated to occur in the first quarter of each calendar year. These grants, which commenced during the first quarter of 2006, are considered to be a component of compensation for the year in which they are granted. The Committee believes such an approach will provide it with a greater opportunity to optimize the value of such awards to the Company. The Committee’s philosophy is that incentive awards should be structured to maintain an appropriate retention incentive for executive officers and an alliance with shareholders interests.

The Committee granted 4,000 shares of restricted stock to Terrell Herring with respect to the Company's 2005 fiscal year. The Committee did not grant any other restricted stock, options or equity-based awards to executive officers with respect to 2005 performance. Mr. Herring's 2005 grant vests in periodic installments over a three-year period, contingent upon his continued employment with the Company.

Compensation of the Chief Executive Officer

Mr. Broshy’s overall compensation for 2005 was determined in a manner consistent with that described above for other executive officers of the Company. All deliberations concerning Mr. Broshy’s compensation were conducted by the Committee without Mr. Broshy’s participation.

For 2005, Mr. Broshy’s base salary was $535,436, reflecting an increase of 3% over 2004. In February 2006, Mr. Broshy was awarded a $600,000 bonus for 2005 under the Cash Bonus Plan. It is anticipated that additional bonus compensation with respect to 2005 may be awarded to Mr. Broshy in mid-2006, consistent with other executive officers.

The factors considered by the Compensation Committee in determining Mr. Broshy’s base salary and bonus payment for 2005 were the strong growth in the Company’s profitability from continuing operations in 2005 compared to the prior year and compared to the Board-approved budget for 2005, the successful execution of the Company’s acquisition program and the integration of acquired operations, the increase in the Company’s market capitalization and visibility in the investment community and Mr. Broshy’s continuing leadership and establishment and implementation of strategic direction for the Company.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to its chief executive officer or any of its four other most highly compensated executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, including stockholder approval, are satisfied. While the Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and the Committee has approved and may in the future approve compensation that is not fully deductible. Restricted stock grants that are subject to time-based vesting will not qualify for exclusion and may result in the payment in future years of compensation that is not deductible for federal income tax purposes under Section 162(m). The NQDC Plan permits executive officers to defer amounts that would otherwise be non-deductible for federal income tax purposes under Section 162(m). The Company believes that all compensation paid to the Company’s executive officers during 2005 will be deductible for federal income tax purposes.

Submitted by the Compensation Committee of the Board of Directors

Donald Conklin
Per G.H. Lofberg (Chairman)

Executive Employment Contracts

The Company has entered into employment agreements with each of the named officers below and on such terms and conditions as are described.

Eran Broshy. The Company entered into a new employment agreement with Eran Broshy on May 9, 2006. Mr. Broshy is entitled to an annual base salary of $560,000. He is also eligible for an annual bonus award, with the target bonus being 50% of annual base salary, based on performance measures established by the Board. Any bonus award is discretionary. Mr. Broshy is also eligible to receive discretionary grants of options and restricted stock. Mr. Broshy has been awarded a bonus of $600,000 with respect to 2005 and may become eligible for an additional bonus award with respect to 2005 subsequent to the date of this proxy statement. Mr. Broshy was not granted any options or shares of restricted stock with respect to 2005.

In the event of Mr. Broshy's termination without cause or for good reason or for disability, he is entitled to receive a lump sum payment equal to two times the sum of his base salary and the average of his awarded bonus for the three years prior to termination; continuation of health and life insurance benefits for a period of one year; and acceleration of vesting of all options and restricted stock awards, which will generally remain exercisable for the period permitted by Section 409A of the Internal Revenue Code, but not for more than two years after termination. Upon a "change in control" of the Company, Mr. Broshy is entitled to receive a lump sum payment equal to two times the sum of his base salary and the average of his awarded bonus for the three years prior to termination and acceleration of vesting of all options and restricted stock awards, which options will generally remain exercisable for the period permitted by Section 409A of the Internal Revenue Code, but not for more than two years after the change in control. In addition, in the event of Mr. Broshy's termination without cause or for good reason within 13 months after a "change in control", he is entitled to receive a lump sum payment equal to the sum of his base salary and the average of his awarded bonus for the three years prior to termination and continuation of health and life insurance benefits for a period of three years. Any termination by Mr. Broshy during the 30 days following the first anniversary of a "change in control" will be deemed to be a termination for good reason. In the event of Mr. Broshy's death during the term of his employment, his estate is entitled to acceleration of vesting of all options and restricted stock awards, which options will generally remain exercisable for the period permitted by Section 409A of the Internal Revenue Code, but not for more than two years after his death. The Company has agreed to maintain $2.5 million of term life insurance for the benefit of Mr. Broshy.

John R. Emery. Ventiv Health, Inc. entered into an employment agreement with John R. Emery on August 13, 2001, which was amended as of January 1, 2004. Mr. Emery was entitled to an initial annual base salary of $270,000; his base salary currently in effect in 2006 is $318,270, as compared to $308,827 for 2005 and $300,000 for 2004. He is also eligible for an annual bonus award of up to 100% of annual base salary, with the target bonus being 50% of annual base salary, based on certain performance measures. Any bonus determination, either within or outside of Mr. Emery’s contractual range, is discretionary. During 2005, Mr. Emery was awarded a bonus of $277,945 and was granted 2,341 shares of restricted stock, one-third of which vested on January 1, 2006 and two-thirds will vest on January 1, 2007.

In the event of Mr. Emery's termination without cause, he is entitled to receive his base salary until the earlier of twenty-six (26) weeks after his termination or the date he gains new employment. The agreement provides that upon a "change in control" of Ventiv, the vesting of stock options will accelerate so that Mr. Emery’s options would be fully vested in the event that Mr. Emery is terminated without cause within six months following the change in control. For purposes of his employment agreement, "change in control" means any sale, transfer or other disposition of all or substantially all of our assets or the consummation of a merger or consolidation which results in our stockholders immediately prior to such transaction owning, in the aggregate, less than a majority of the surviving entity. Mr. Emery’s agreement also provides that in the event of a change in control, Mr. Emery will be eligible for payments of up to one year of base salary in lieu of severance or any other payments, in the event that Mr. Emery has appropriately fulfilled his obligations to facilitate such change in control for a period of up to one year following such change in control.

Terrell G. Herring. Mr. Herring’s employment agreement executed in April 2002 entitles him to an initial annual base salary of $230,000; his base salary currently in effect in 2006 is $360,500, as compared to $345,000 for 2005 and $304,615 for 2004. He is also eligible for an annual bonus of up to 100% of base salary, with the target bonus being 50% of annual base salary, based on certain performance measures. Any bonus determination, either within or outside of Mr. Herring’s contractual range, is discretionary, except that Mr. Herring has been guaranteed a minimum $100,000 bonus payout with respect to 2006 contingent upon continued employment. During 2005, Mr. Herring was awarded a bonus of $345,000 and in March 2005 Mr. Herring was granted 4,000 shares of restricted stock, which vest equally on the first three anniversaries of the date of grant..

In the event of Mr. Herring's termination without cause or his resignation for good reason, he is entitled to receive a lump sum payment equal to 52 weeks' base salary and continuation of his base salary until the earlier of 26 weeks after his termination or the date he gains new employment. The agreement provides that upon a "change in control" of Ventiv, Mr. Herring may become entitled to an additional payment equal to 18 months' base salary, subject to his having satisfactorily performed his employment duties and having used his best efforts to facilitate the "change in control", if Mr. Herring is either terminated without cause within two months prior to the "change in control" or is employed on the date of the "change in control", provided that if he is so employed but his employment terminates prior to the six month anniversary of the "change in control" for any reason other than a termination without cause by us, the additional payment will be equal to 9 months' base salary. The agreement further provides that upon a "change in control" of Ventiv, the vesting of stock options will accelerate so that Mr. Herring’s options would be fully vested in the event that Mr. Herring is terminated without cause within six months following the change in control. For purposes of his employment agreement, "change in control" means any sale, transfer or other disposition of all or substantially all of our assets or the consummation of a merger or consolidation which results in our stockholders immediately prior to such transaction owning, in the aggregate, less than a majority of the surviving entity.

The Company has agreed to provide Mr. Herring with life insurance in a minimum amount of $1 million.

R. Blane Walter. Mr. Walter's employment agreement was executed on September 6, 2005, became effective on October 5, 2005 upon the closing of the inChord acquisition and continues through December 31, 2007. Mr. Walter was entitled to an initial annual base salary of $387,000, subject to such increases as may be approved by our Board or the Compensation Committee. Prior to the termination date, Mr. Walter’s employment may be terminated by the Employer only (i) for cause, (ii) in the event that inChord fails to achieve certain specified performance measures or (iii) a contractually stipulated settlement of certain obligations under the inChord acquisition agreement occurs simultaneously with the termination.

The employment agreements described above for Messrs. Broshy, Emery and Herring contain non-competition commitments during the term of employment and for a period of 12 months after termination of employment. The employment agreement described above for Mr. Walter contains a non-competition commitment ending on October 5, 2010. Additionally, each employment agreement contains a non-solicitation provision and provides for assignment by the employee to his employer of any work products developed by him during the term of his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee for the 2005 fiscal year, effective February 2005, were Per Lofberg and Donald Conklin. No member of the Compensation Committee was at any time during the 2005 fiscal year or at any other time an officer or employee of Ventiv, and no member had any relationship with Ventiv requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during the 2005 fiscal year.

STOCKHOLDER RETURN PERFORMANCE GRAPH

SEC rules require proxy statements to contain a performance graph comparing the performance of the Company's Common Stock against a broad market index and against either a published industry or line-of-business index or a group of peer issuers. The following graph compares the cumulative total return on a $100 investment in the Company's Common Stock against the cumulative total return on a similar investment in (i) the Total Return Index for The Nasdaq Stock Market (US) and (ii) Nasdaq Health Services Stocks. The graph assumes that all investments were made on December 31, 2000 and are held through the year ended December 31, 2005 and that all dividends are reinvested on a daily basis.

Ventiv Health vs. The Nasdaq Stock Market (US) vs. Nasdaq Health Services
(Dividends reinvested daily)

	Mar-01	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
Ventiv Health, Inc	100.00	23.80	13.21	59.51	132.16	153.63
The Nasdaq Stock Market (US)	100.00	106.36	73.53	109.94	119.65	122.18
Nasdaq Health Services Stocks	100.00	117.76	101.47	155.17	195.55	268.84

Returns for the Company's Common Stock depicted in the graph are not necessarily indicative of future performance. The above graph shall not have been deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent registered public accounting firm' qualifications and independence, (iii) the performance of the Company's independent registered public accounting firm and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements.

In this context, the Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Committee discussed with the independent registered public accounting firm the auditors' independence from the Company and its management, and the independent registered public accounting firm provided to the Committee the written disclosures and letter required from the independent registered public accounting firm by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee approved the engagement of Deloitte & Touche LLP as independent registered public accounting firm for the Company for its 2005 fiscal year. The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the independent registered public accounting firm to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

Donald Conklin
John R. Harris
A. Clayton Perfall (Chairman)

The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSALS TO BE VOTED ON AT MEETING

PROPOSAL 1 -- ELECTION OF DIRECTORS

Nominees for Election as Directors

The Certificate of Incorporation and Bylaws of the Company provide that directors shall be elected at each annual meeting of the Company's stockholders. The number of directors constituting the full Board of Directors currently is fixed at nine (9) directors and will be reduced to eight (8) directors effective as of the date of the Annual Meeting.

Eight (8) nominees are named in this Proxy Statement. If elected, each of the directors will serve for a one-year term expiring at the 2007 Annual Meeting or at the earlier of his resignation or removal. The Board of Directors has nominated eight (8) incumbent directors for election to the Board: Eran Broshy, A. Clayton Perfall, Donald Conklin, John R. Harris, Per G.H. Lofberg, Mark E. Jennings, Terrell G. Herring and R. Blane Walter. Proxies may not be voted for a greater number of persons than the number of nominees named.

Approval of the election of each of the nominees as directors of the Company requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote "FOR" the eight (8) nominees named by the Board of Directors.

The Board of Directors expects that all of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY FOR THE TERM INDICATED.

PROPOSAL 2 - APPROVAL OF AMENDMENT OF THE COMPANY’S CERTIFICATE OF
INCORPORATION CHANGING NAME TO INVENTIV HEALTH, INC.

The Company seeks stockholder approval to amend its certificate of incorporation to change its name from Ventiv Health, Inc. to inVentiv Health, Inc. The proposed name change is part of a re-branding initiative that began when the Company acquired inChord Communications, Inc. in October 2005. The primary reason for the re-branding initiative is to better reflect the Company’s significantly broadened capabilities and industry leadership position.

Ventiv Health, Inc. today is composed of three operating divisions, each of which operates under the “inVentiv” brand: inVentiv Clinical, which provides clients a variety of essential services to help navigate through the clinical development and regulatory approval process, including clinical staffing, statistical analysis, data management and clinical monitoring; inVentiv Communications, which provides clients a complete portfolio of integrated advertising and communications, branding, interactive, medical education, contract marketing and patient adherence services to effectively deliver their messages to specific target audiences; and inVentiv Commercial, which provides clients with complete support to launch and maintain their products in the market, including sales and marketing teams, planning and analytics, data collection and management, patient assistance, sample management and regulatory compliance, among other integrated services.

The Company's operating businesses have changed substantially since it became a public entity in 1999. The Company continues to build upon its foundation as the leading provider of outsourced sales teams and market analytics while expanding the range of services it provides to its pharmaceutical clients, both through service line extensions and the acquisition of synergistic businesses. The Company’s acquisitions, in particular of Smith Hanley and inChord, firmly established the Company’s position as a full-service provider of clinical development, communications and commercialization services. Changing the Company’s name to inVentiv Health, Inc. will better reflect the Company’s significantly broader services platform and enhanced market positioning, and will align the Company’s corporate identity with its three operating divisions. The Company has already begun to use “inVentiv Health” as part of its corporate re-branding initiative pending approval of the formal name change. The Company has decided to retain the symbol "VTIV" for its stock exchange listing.

A copy of the proposed amendment to the certificate of incorporation is attached as Exhibit A to this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME TO inVentiv Health, Inc.

PROPOSAL 3 - APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN

General

   On April 25, 2006, the Board of Directors approved the inVentiv Health, Inc. 2006 Long-Term Incentive Plan (the "Incentive Plan"), subject to approval by the Company's stockholders. The Incentive Plan is intended to replace the Company's 1999 Stock Incentive Plan (the "Prior Plan"), which was established in conjunction with the commencement of public trading of the Common Stock. If the Incentive Plan is approved by the Company's stockholders, no further grants will be made under the Prior Plan.

Without approval of the Incentive Plan, there remained as of March 31, 2006 only approximately 700,000 shares to be issued under the 1999 Stock Incentive Plan, which the Company believes is insufficient to (i) provide the appropriate long-term incentive awards to continue retaining its key executives and managers and (ii) provide adequate long-term incentives for potential future acquisitions. We are concerned that the inability to make sufficient equity based compensation awards will materially adversely impact our ability to accomplish these goals.

To address these concerns, the Board of Directors has approved the Incentive Plan, subject to shareholder approval, in order to provide the Company with flexibility in recruiting and motivating and rewarding key employees with long-term incentives. The Board of Directors has limited the total aggregate number of shares available for grant under the Incentive Plan to the sum of 2,100,000 and the number of shares of Common Stock available for issuance under the Prior Plan, or approximately 10% of our total outstanding shares. In the event that the Incentive Plan is approved by the Company's shareholders and the Board of Directors would like to increase the number of shares available for issuance under the terms of the Incentive Plan in the future, the Company would seek shareholder approval for any such increase. The Board of Directors believes that equity compensation under the Incentive Plan will be important to the Company's ability to achieve superior performance in the future.

Description of the Plan

The following description summarizes the principal features of the Incentive Plan, but is qualified in its entirety by reference to the full text of the Incentive Plan as set forth on Appendix B to this Proxy Statement.

Purpose. The purpose of the Incentive Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and advisors. The Board of Directors believes that such individuals will contribute to the Company’s success in achieving its long-term objectives, which will inure to the benefit of all stockholders of the Company, through the incentives inherent in the awards granted under the Incentive Plan.

 Eligibility. All directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under the Incentive Plan. The Compensation Committee has historically granted options under the Prior Plan to executive officers and other key employees and members of our board of directors to create a more performance-oriented culture and to further align the interests of management and the Company's stockholders. As of the Record Date, there were six non-management directors and four executive officers eligible to participate in the Incentive Plan. In addition, all employees who are not executive officers (approximately 4,200 people) will be eligible to participate in the plan.

Administration. The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to interpret and construe all provisions of the Incentive Plan and to make all decisions and determinations relating to the operation of the Incentive Plan, including the authority and discretion to: (i) select the individuals to receive stock option grants or other awards; (ii) determine the time or times when stock option grants or other awards will be granted and will vest; and (iii) establish the terms and conditions upon which awards may be exercised.

 Duration. The Incentive Plan will be effective on the date it is approved by the shareholders of the Company and continue until the tenth anniversary of such approval date. If shareholder approval is not obtained, the Incentive Plan will be null and void.

 Shares Subject to Plan. Upon shareholder approval, the maximum number of shares of Common Stock available for issuance under the Incentive Plan will be the sum of 2,100,000 and the number of remaining shares of Common Stock available for issuance under the Prior Plan as of the date of such approval. For purposes of determining the amount of the remaining availability under the Prior Plan, awards, forfeitures and expirations under the Prior Plan after March 31, 2006 will be evaluated using the principles described in the next paragraph.

Any shares subject to options or stock appreciation rights issued under the Incentive Plan will be counted against the shares available for issuance as one share for every share subject thereto. Any shares subject to awards other than options or stock appreciation rights will be counted against the shares available for issuance as one and one-half shares for every one share subject thereto. Shares subject to awards, forfeitures and expirations after March 31, 2006 under the Prior Plan will be treated in the same manner as shares issued, forfeited or expiring under the Incentive Plan for purposes of determining the number of shares available for issuance under the Incentive Plan.

If an award under the Incentive Plan is forfeited, expires or is settled in cash, or if an award under the Prior Plan is forfeited or expires after March 31, 2006, the subject shares shall again be available for grant under the Incentive Plan (such forfeited, expired or settled shares, “Recycled Shares”). To the extent that a share subject to an option or a stock appreciation right under the Incentive Plan or the Prior Plan becomes a Recycled Share, the Incentive Plan will be credited with one share.

To the extent that a share subject to an award other than an option or a stock appreciation right under the Incentive Plan or the Prior Plan becomes a Recycled Share, the Incentive Plan will be credited with one and one-half shares. The following types of shares of Common Stock may not become again available for grant under the Incentive Plan: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option or in satisfaction of any tax withholding obligation; (ii) shares repurchased by the Company with option proceeds; or (iii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction (a “Recapitalization”), the maximum number of shares available for issuance under the Incentive Plan will be proportionately adjusted.

Awards Under the Incentive Plan

The Incentive Plan provides for the following types of awards (“Awards”): (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) performance awards (cash or stock).

Stock Options.

The Compensation Committee may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of the Common Stock within a specified time at a specified price. Two types of stock options may be granted under the Incentive Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries.

The exercise price of an option cannot be less than the fair market value of a share of Common Stock at the time of grant; as of the Records Date, the market value of the Company's common stock was $30.97 per share as reported on the Nasdaq National Market. The expiration dates of options cannot be more than ten years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company’s shareholders (i) lower the exercise price of an option after it is granted, (ii) cancel an option in exchange for cash or another Award, or (iii) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of The Nasdaq Stock Market. Prior to the issuance of shares upon the exercise of an option, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

Stock Appreciation Rights.

The Compensation Committee may grant stock appreciation rights under the Incentive Plan. A stock appreciation right entitles the holder upon exercise to receive an amount in cash, shares of Common Stock, other property, or a combination thereof (as determined by the Compensation Committee), computed by reference to appreciation in the value of the Common Stock. The exercise price of a stock appreciation right cannot be less than the fair market value of a share of Common Stock at the time of grant. The expiration dates of stock appreciation rights cannot be more than ten years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company’s shareholders (i) lower the exercise price of a stock appreciation right after it is granted, (ii) cancel a stock appreciation right in exchange for cash or another Award, or (iii) take any other action with respect to a stock appreciation right that may be treated as a repricing under the rules and regulations of The Nasdaq Stock Market. Prior to the issuance of shares upon the exercise of a stock appreciation right, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

 Restricted Stock..

The Compensation Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as our Compensation Committee shall determine in its discretion. Awards of restricted shares of the Common Stock may be made in exchange for services or other lawful consideration. Generally, awards of restricted shares of Common Stock are subject to the requirement that the shares be forfeited to the Company unless specified conditions are met. Except for certain limited situations, grants of restricted shares of Common Stock will have a vesting period of not less than three years. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company, including the right to vote the shares.

  Restricted Stock Units.

The Compensation Committee may grant units having a value equal to an identical number of shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as our Compensation Committee shall determine in its discretion. If the requirements specified by our Compensation Committee are met, the grantee of such units will receive shares of Common Stock, cash, other property, or any combination thereof, equal to the fair market value of the corresponding number of shares of Common Stock.

 Performance Awards.

The Compensation Committee may also make awards of performance shares, performance units or performance cash incentives subject to the satisfaction of specified performance criteria. Performance awards may be paid in shares of Common Stock, cash, other property, or any combination thereof. The performance criteria governing performance awards may based upon one or any combination of the following: net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends) cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; or improvement in or attainment of expense levels or working capital levels; cash margins; and EBIT margins.

Limitations on Grants

  Subject to adjustment for a Recapitalization, no Incentive Plan participant may be granted (i) options or stock appreciation rights during any calendar year with respect to more than 1,000,000 shares of Common Stock or (ii) restricted stock, restricted stock units, or performance awards that are denominated in shares of Common Stock in any calendar year with respect to more than 500,000 shares of Common Stock (the “Limitations”). Additionally, the maximum dollar value payable to any participant in any 12-month period with respect to performance awards payable in cash is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

General Provisions

Transfer of Awards

Awards may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, unless an Award Agreement permits a transfer to the participant’s spouse, children or grandchildren, or for charitable donations. The Board of Directors may, from time to time, alter, amend, suspend or terminate the Incentive Plan. No grants may be made under the plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the Incentive Plan until their scheduled expiration date.

Change of Control

Unless otherwise provided in an Award Agreement, in the event of a Change of Control (as defined in the Incentive Plan) in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within six months following such Change of Control (or such other period set forth in the Award Agreement) and under circumstances specified in the Award Agreement, outstanding Options and Stock Appreciation Rights will become fully vested and restrictions and deferral limitations on Restricted Stock Other Stock Unit Awards will lapse and the Restricted Stock Other Stock Unit Awards will become fully vested. Unless otherwise provided in an Award Agreement, in the event of a Change of Control in which the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, outstanding Options and Stock Appreciation Rights will become fully vested and restrictions and deferral limitations on Restricted Stock Other Stock Unit Awards will lapse and the Restricted Stock Other Stock Unit Awards will become fully vested.

Certain Federal Income Tax Consequences

Tax Consequences to Participants.

      The following is a brief summary of certain of United States federal income tax consequences relating to awards under the Incentive Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice and cannot be used for the purpose of avoiding penalties under the Internal Revenue Code.

Nonqualified Stock Options (“NSOs”). In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

 Incentive Stock Options (“ISOs”). No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise constitutes a preference item for the alternative minimum tax. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares in a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received on the exercise.

 Restricted Stock. The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends.

  Restricted Stock Units. Generally, no income will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units).

Performance Awards. No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock or other property received.

Tax Consequences to the Company.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding expense deduction provided that, among other things, the expense (i) meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an “excess parachute payment” within the meaning of Section 280G of the Code and (iv) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Equity Plan Data

         It is impossible at the present time to indicate specifically the names of persons to whom future options will be granted, or the aggregate number of shares, within the limitations of the Incentive Plan.

The following table summarizes securities authorized for issuance under the Company’s equity compensation plans:

	December 31, 2005			March 31, 2006
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
1999 Stock Incentive Plan (exclusive of proposed amendment)	2,971,420	$10.47	1,020,584	709,631
Equity compensation plans not approved by security holders	-	$0.00	-	--
Total	2,971,420		1,020,584	709,631

As of March 31, 2006, the Company had 2,676,382 options outstanding with a weighted-average exercise price of $11.79 and a weighted-average term of 7.45 years.  As of this date, there were also 426,659 shares of restricted stock outstanding and the Company’s equity plans had 709,631 shares available for future grants. Note that subject to approval of the Incentive Plan, the 709,631 shares available are “option equivalents” since they will be subject to the share counting provisions (e.g., each award granted other than stock options and SARs will reduce the reserve by 1.5 shares) of the Incentive Plan subsequent to March 31, 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE 2006 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The Company is asking its stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment but will not be required to select a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Deloitte & Touche LLP served as the Company's independent registered public accounting firm for the Company’s last three fiscal years. A representative of Deloitte & Touche LLP has been invited to be present at the Annual Meeting, to make a statement and respond to questions.

Audit Fees

The aggregate fees billed or expected to be billed for the audit of our annual financial statements for the fiscal years ended December 31, 2005 and 2004 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q were $2.6 million and $1.8 million, respectively. The $2.6 million of audit fees incurred from Deloitte & Touche LLP for 2005 services included approximately $1.4 million related to the audit of our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related, Tax and Other Fees

The aggregate fees of approximately $0.5 million and $0.4 million for audit-related services by Deloitte & Touche LLP during 2005 and 2004, respectively, were primarily for due diligence work and other acquisition-related costs independent of fees for audit services. The aggregate fees billed for tax services by Deloitte & Touche LLP during 2004 were approximately $0.1 million. These fees related to tax services provided in our previously divested UK-based business unit. No other fees besides the audit, audit-related and tax fees previously mentioned were billed by Deloitte & Touche LLP in our last two fiscal years.

Pre-Approval Policies and Procedures

It is the Audit Committee’s policy to approve in advance the types of audit, audit-related, tax, and any other services to be provided by our independent registered public accounting firm.

The Audit Committee has approved all of the aforementioned independent registered public accounting firm’s services and fees for 2005 and 2004 and, in doing so, has considered whether the provision of such services is compatible with maintaining independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

inChord is party to a lease with Olde Worthington Road LLC for inVentiv Communications’ current headquarters facility in Westerville, Ohio. This facility is partially owned by the current inVentiv Communications’ Chief Executive Officer (who is also a member of the Board of Directors), his brothers and other current employees of inVentiv Communications through their ownership in GSW Capital LLC. GSW Capital LLC is a 50% owner of Olde Worthington Road LLC. Annual payments to Olde Worthington Road LLC totaled $1.0 million during 2005 (including the portion of the fiscal year prior to the acquisition of inChord). The term of the lease is fifteen years, and expires on September 30, 2015 (subject to an early termination option effective as of September 30, 2010 in favor of inChord). The entry by inChord into this lease preceded our acquisition of inChord and, accordingly, no person who has a financial interest in this transaction was one of our executive officers or directors at the time the lease was executed.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if a stockholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2007 Annual Meeting of Stockholders, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company at 200 Cottontail Lane, Vantage Court North, Somerset, NJ, 08873, no later than January 9, 2007. All proposals must conform to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Under the Company’s by-laws, in order for a proposal to be raised at the 2007 Annual Meeting of Stockholders without any discussion of the matter in the proxy statement, the proposing stockholder must provide notice of such proposal, and specified accompanying information, to the Company no earlier than March 16, 2007 and no later than April 15, 2007.

PROXY
VENTIV HEALTH, INC.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eran Broshy and John R. Emery as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent to vote as designated on the reverse side of this card all of the shares of Common Stock of Ventiv Health, Inc. held of record by the undersigned on May 5, 2006 at the 2006 Annual Meeting of Stockholders to be held on June 14, 2006 or any adjournment or postponement thereof.

[TO BE SIGNED ON REVERSE SIDE.]

PLEASE RETAIN THIS ADMISSION TICKET
for the
Annual Meeting of Stockholders
of
VENTIV HEALTH, INC.
JUNE 14, 2006
9:00 A.M., EST

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING, WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

IF YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

PRESENT THIS TICKET TO THE VENTIV HEALTH, INC. REPRESENTATIVE AT THE ENTRANCE TO THE MEETING ROOM.

Please Detach and Mail in the Envelope Provided

Proposal Number 1 - Election of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

FOR ALL NOMINEES listed below WITHHOLD AUTHORITY
(except as marked to the  to vote for all nominees
contrary below): |_|  listed below: |_|

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Nominees: Eran Broshy; A. Clayton Perfall; Donald Conklin; John R. Harris; Per G.H. Lofberg; Mark E. Jennings; Terrell G. Herring; R. Blane Walter.

Proposal Number 2 - Amend the Company’s Certificate of Incorporation to Change the Company’s Name to inVentiv Health, Inc.

FOR |_| AGAINST |_| ABSTAIN |_|

Proposal Number 3 - Approve the Company's 2006 Long-Term Incentive Plan.

FOR |_| AGAINST |_| ABSTAIN |_|

Proposal Number 4 - Ratify appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

FOR |_| AGAINST |_| ABSTAIN |_|

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4 and in the discretion of the proxies on such other business as may properly come before the 2006 Annual Meeting.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Yes No Do you plan to attend the 2006 Annual Meeting? [ ] [ ]

Signature ___________________   Signature _________________    Dated ____________, 2006
                                                                IF HELD JOINTLY

Note: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VENTIV HEALTH, INC.

Ventiv Health, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is Ventiv Health, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 1999.

2. The Board of Directors of the Corporation, at a meeting duly convened on March 10, 2006, acting unanimously, adopted resolutions proposing and declaring advisable that paragraph FIRST of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read as follows:

FIRST: The name of the corporation (hereinafter referred to as the
"Corporation") is inVentiv Health, Inc.

3. This Certificate of Amendment was duly adopted by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Ventiv Health, Inc. has caused this Certificate of Amendment to be signed by Eran Broshy, its Chief Executive Officer, and attested by John Emery, its Chief Financial Officer and Secretary, as of this ____ day of June, 2006.

VENTIV HEALTH, INC.

By
Name: Eran Broshy
Title: Chief Executive Officer

By
Name: John Emery
Title: Chief Financial Officer and Secretary

APPENDIX B

inVENTIV HEALTH, INC.

2006 LONG-TERM INCENTIVE PLAN

inVentiv Health, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2006 Long-Term Incentive Plan (the “Plan”).

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, including through an electronic medium.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Change of Control” shall mean a transaction or a series of related transactions involving (i) a sale, transfer or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of a merger or consolidation of the Company or (iii) a sale or exchange of capital stock of the Company, in any case as a result of which the stockholders of the Company immediately prior to such transaction or series of related transactions own, in the aggregate, less than a majority of the outstanding voting capital stock or equity interests of the surviving, resulting or transferee entity.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Shares are traded).

2.7. “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8. “Director” shall mean a non-employee member of the Board.

2.9. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

2.11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the NASDAQ Stock Market, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the NASDAQ Stock Market or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.13. “Limitations” shall have the meaning set forth in Section 10.5.

2.14. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15. “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.16. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.17. “Payee” shall have the meaning set forth in Section 13.1.

2.18. “Performance Award” shall mean any Award of Performance Shares, Performance Units or a Performance Cash Award granted pursuant to Article 9.

2.19. “Performance Cash Award” shall mean any cash incentive granted pursuant to Article 9, the value of which will be paid to the Participant in cash (unless the Committee determines in its discretion to make payment thereof in Shares), upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.20. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.21. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.22. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (including cash), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.23. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.24. “Prior Plan” shall mean the Company’s 1999 Stock Incentive Plan.

2.25. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.26. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.27. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.28. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.29. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.30. Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.31. “Vesting Period” shall have the meaning set forth in Section 7.1.

3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. (a) Subject to adjustment as provided in Sections 3.1(d) and 12.2, a total of 2,100,000 Shares shall be authorized for grant under the Plan, plus any Shares remaining available for grant under the Prior Plan on the effective date of the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.5 Shares for every one Share granted.

(b) If any Shares subject to an Award or to an award under the Prior Plan are forfeited or expire, or any Award or award under the Prior Plan is settled for cash, the Shares shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, subject to Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares repurchased by the Company with Option proceeds, and (iv) Shares subject to a stock-settled Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

(d) Any Shares that again become available for grant pursuant to this Article shall be added back as (i) one Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan and (ii) as 1.5 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Except as otherwise provided in Section 10, the Compensation Committee may accelerate the vesting of any Award in its discretion.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. No members of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan, any Award or any settlement of any dispute between a Participant and the Company.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities market on which the Shares are traded, the Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5.  OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Options shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion.

5.2. Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards) or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

5.5. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent (including any broker designated as an administrator or service provider with respect to any or all Awards) and paying or making arrangements for the payment of the purchase price for the number of Shares being purchased in accordance with the terms of the applicable Award Agreement and any procedures established by the Company its designated agent. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), including cash or cash equivalents generated from the sale of a number of Shares sufficient for such purpose in accordance with a broker-assisted exercise program approved by the Company, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement or (f) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 2,100,000 Shares.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights, whether or not in conjunction with all or part of any Option or other Award granted under the Plan, upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, including the following:

Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. Notwithstanding the foregoing provisions of this Section 6.2, but subject to Section 12.2, a Stock Appreciation Right shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant to an employee of the Company or a Subsidiary and (ii) a term not greater than ten (10) years. In addition to the foregoing, except as provided in Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the grant price per Share of any Stock Appreciation Right after it is granted, (b) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with Substitute Awards) or (c) take any other action with respect to any Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

7.	RESTRICTED STOCK AWARDS

7.1. Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). Restricted Stock Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion. Without limitation of the foregoing, the Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock.

7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement. The terms of Restricted Stock Awards need not be the same with respect to each Participant

7.3. Rights of Holders of Restricted Stock. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award (and subject to execution of the Award Agreement, to the extent execution of the Award Agreement is provided for), the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

8.	OTHER STOCK UNIT AWARDS

8.1. Grants. Other Awards of units having a value equal to an identical number of Shares (“Other Stock Unit Awards”) may be granted hereunder to Participants, in addition to other Awards granted under the Plan. Other Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

8.2. Award Agreements. The terms of Other Stock Unit Award granted under the Plan shall be set forth in an Award Agreement. Other Stock Unit Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion. The terms of such Awards need not be the same with respect to each Participant.

8.3. Payment. Except as maybe provided in an Award Agreement, Other Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Other Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Shares, Performance Units or Performance Cash Awards, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement. Performance Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided that a Performance Period shall not be shorter than 12 months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; cash margins; and EBIT margins. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 10, the Committee may reduce or eliminate the number of Shares granted or the number of Shares vested upon the attainment of the applicable performance goal or reduce or eliminate the amount of any cash or other property payable upon the attainment of such performance goal pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 1,000,000 Shares or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any calendar year with respect to more than 500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards payable in cash is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11. CHANGE OF CONTROL PROVISIONS

11.1. Impact on Certain Awards. Award Agreements may provide that in the event of a Change of Control of the Company, Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change of Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2. Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change of Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within six months following such Change of Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 90 days, (ii) restrictions and deferral limitations on Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.1, an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)  Unless otherwise provided in an Award Agreement, in the event of a Change of Control of the Company in which the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(c) Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

12. GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded, provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), (f) amend any provision of Section 10.5, or (g) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded. In addition, subject to Section 11, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

12.2. Adjustments. Subject to Section 11, in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued under “incentive stock options” and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. If provided for in the Award Agreement a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren, (ii) to a trust or partnership for the benefit of one or more of the Participant or the Persons referred to in clause (i), or (iii) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. Unless otherwise determined by the Committee, vesting of an Award shall cease on the date of termination of employment or service, and an Option or Stock Appreciation Right shall terminate and cease to be exercisable (i) on the date which is three (3) months after the date on which the Participant terminates employment or service for any reason other than death, disability or cause, (ii) the date that is one (1) year after the date on which the Optionee terminates employment or service as a result of death or Disability and (iii) immediately upon termination for cause.

12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13. MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (any such person, a “Payee”) net of any applicable federal, state, local and foreign taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3. Prospective Recipient. To the extent an Award Agreement provides for execution by a prospective recipient, the prospective recipient shall not, with respect to the applicable Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed such Award Agreement and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award Agreement. To the extent an Award Agreement does not provide for execution by a prospective recipient, the prospective recipient shall not, with respect to the applicable Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have complied with the then applicable terms and conditions of the Plan and the Award Agreement.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company policy resulting in loss, damage, or injury to the Company, or if such Participant makes any unauthorized disclosure of any trade secret or confidential information, breaches any written agreement with the Company, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company, or solicits or attempts to solicit any employee of the Company to terminate employment with the Company. In making such determination, the Committee shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the second preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

13.15. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.